SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 1, 2005



                                   INYX, INC.

             (Exact name of registrant as specified in its charter)



Nevada                              333-83152                    75-2870720
------                              ---------                    ----------
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

                825 Third Avenue, 40th Floor, New York, NY 10022
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On April 5, 2005,  the  Registrant's  Board of  Directors  appointed  John
(Jack) Hamerski to the position of Vice President and Chief Financial Officer. Mr. Hamerski, age 53, supervises the financial reporting and controls functions and corporate governance compliance for the Registrant and its subsidiary operations. This includes supervising the Inyx USA, Ltd. subsidiary and its operations in Manati, Puerto Rico, the acquisition of which is described in a separate Current Report on Form 8-K filed April 6, 2005.

      The Registrant entered into an employment agreement with Mr. Hamerski dated as of April 1, 2005 (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Hamerski's employment as Vice President and Chief Financial Officer commenced on April 1, 2005 and will continue until March 31, 2006 (the "Initial Term"), unless Mr. Hamerski's employment is terminated earlier with or without cause by the Registrant or by Mr. Hamerski. Mr. Hamerski is entitled to certain payments in addition to those due with respect to his base salary in the event the Registrant terminates Mr. Hamerski's employment without cause before the expiration of the Initial Term. If the Employment Agreement is still in effect after the Initial Term, the Employment Agreement will automatically renew for successive one year periods unless the Registrant and Mr. Hamerski agree to a new Employment Agreement, or the Registrant or Mr. Hamerski have provided a notice of termination in respect of its or his election not to renew the Employment Agreement. Mr. Hamerski is entitled to a base salary at the annual rate of $200,000 and an annual cash bonus of up to fifty percent (50%) of the annual base salary, with the bonus amount based upon performance criteria achieved by the Registrant and Mr. Hamerski during a twelve (12) month period that are mutually agreed upon by the Registrant and Mr. Hamerski at the outset of the 12-month period. Mr. Hamerski is entitled to participate in stock option and similar equity plans of the Registrant under the Employment Agreement. As such, the Registrant granted Mr. Hamerski 100,000 options to be vested on March 31, 2006,; 100,000 options to be vested on March 31, 2007; and 100,000 options to be vested on March 31, 2008; with all options issued on terms and conditions set forth in the Stock Option Plan of the Company and a Stock Option Agreement with Mr. Hamerski.

      Previously, Mr. Hamerski held the position of Executive Vice President and Chief Financial Officer of Access Worldwide Communications (OTC BB: AWWC), a pharmaceutical marketing services firm, where he also served for a time as acting Chief Operating Officer. Earlier, Mr. Hamerski held several positions with Cadmus Communications (NasdaqNM: CDMS), including Vice President and Chief Financial Officer for Cadmus Interactive and Cadmus Catalog. Mr. Hamerski began his professional career at the General Electric Company, where he held a variety of financial and operations management positions over a 20-year tenure. He is a graduate of GE's Financial Management Programs, Experienced Manager Development and Manufacturing Management Programs. Mr. Hamerski holds a B.S. in Business Administration from Alliance College of Cambridge Springs, PA.

      The Company issued a press release on April 5, 2005 regarding this matter. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.01 REGULATION FD DISCLOSURE

      On April 5, 2005, Registrant issued a press release disclosing the appointment of John Hamerski as Vice President and Chief Financial Officer.

      Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be "filed", with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01. FINANCIAL EXHIBITS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      99.1 Press Release regarding appointment of Jack Hamerski as Vice President and Chief Financial Officer.


      10.4.10 Employment Agreement dated as of April 1, 2005, by and between the Registrant and Jack Hamerski.


                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INYX, INC.



                                       By: /s/ Jack Kachkar
                                          --------------------------------------
                                           Jack Kachkar, Chairman

Dated:  April 6, 2005

                                INDEX TO EXHIBITS



99.1 Press Release regarding appointment of Jack Hamerski as Vice President and Chief Financial Officer.

10.4.10 Employment Agreement dated as of April 1, 2005, by and between the Registrant and Jack Hamerski.